Exhibit 99.1

The ONE Group Reports First Quarter 2023 Financial Results

Achieved an 11.3% Increase in Revenues

Reaffirms 2023 Targets, Including Eight to Twelve New Venues

Denver, CO – (BUSINESS WIRE) – May 4, 2023 - The ONE Group Hospitality, Inc. (“The ONE Group” or the “Company”) (Nasdaq: STKS) today reported its financial results for the first quarter ended March 31, 2023.

Highlights for the first quarter compared to the same period in 2022 are as follows:

●	Total GAAP revenues increased 11.3% to $82.6 million from $74.2 million;
●	Comparable sales* increased 1.6%;
●	GAAP net income attributable to The ONE Group was $2.6 million, or $0.08 per share ($0.10 adjusted net income per share)****, compared to GAAP net income of $3.7 million, or $0.11 per share ($0.15 adjusted net income per share)****
●	Restaurant Operating Profit*** decreased 1.1% to $12.9 million from $13.0 million; and
●	Adjusted EBITDA** increased 1.0% to $10.9 million from $10.8 million.

“We are pleased with our first quarter results which include double-digit top-line growth, positive comparable sales, and growth in adjusted EBITDA. We are particularly happy with STK restaurant level margins in excess of 22% for the quarter. Importantly, we are still on track with our robust development pipeline, and we remain confident in our full year 2023 targets and are reiterating them today,” said Emanuel “Manny” Hilario, President and CEO of The ONE Group.

Hilario continued, “We expect to open eight to twelve new venues this year, representing our strongest development pipeline in history. During the first quarter, we opened a new, redesigned Kona Grill in Columbus and a rooftop bar at our existing STK in Scottsdale. We view our addressable market as at least 400 restaurants including 200 STK restaurants globally and 200 Kona Grills domestically with best-in-class ROIs of between 40% and 50% for new Company-owned STKs and Kona Grills, respectively.”

*Comparable sales represent total U.S. food and beverage sales at owned and managed units opened for at least a full 18-months. This measure includes total revenue from our owned and managed locations. The Company monitors sales growth at its established restaurant base in addition to growth that results from restaurant acquisitions.

**We define Adjusted EBITDA as net income before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, non-cash rent expense, pre-opening expenses, non-recurring gains and losses including incremental costs related to COVID-19, stock-based compensation and certain transactional costs. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of Net Income to Adjusted EBITDA in this release.

***We define Restaurant Operating Profit as owned restaurant net revenue minus owned restaurant cost of sales and owned restaurant operating expenses. Restaurant Operating Profit has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of Operating income to Restaurant Operating Profit in this release.

****We define Adjusted Net Income as net income before COVID-19 costs, lease termination expenses, one-time stock-based compensation, non-recurring costs, non-cash rent during the pre-opening period and the income tax effect of any adjustments. Adjusted Net Income has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of Net Income to Adjusted Net Income in this release.

First Quarter 2023 Financial Results

Total GAAP revenues increased $8.4 million, or 11.3%, to $82.6 million in the first quarter of 2023 from $74.2 million in the first quarter of 2022.

Total owned restaurant net revenues increased $8.1 million, or 11.4%, to $78.6 million in the first quarter of 2023 from $70.5 million in the first quarter of 2022. The increase was primarily attributable to the addition of STK San Francisco in August 2022, STK Dallas in November 2022, and Kona Grill Columbus in January 2023. Consolidated comparable sales* increased 1.6% compared to the first quarter of 2022.

Management, license and incentive fee revenues increased $0.3 million, or 8.5%, to $4.0 million in the first quarter of 2023 from $3.7 million in the first quarter of 2022. The increase was primarily attributable to increased revenues at our managed STK restaurants in North America.

Restaurant Operating Profit*** decreased $0.1 million, or 1.1%, to $12.9 million and represented 16.4% of Company-owned restaurant net revenues in the first quarter of 2023 compared to $13.0 million and 18.5% of Company-owned restaurant net revenues in the first quarter of 2022. The decrease was primarily due to consolidated higher average wage and operating cost inflation.

Total owned operating costs represented 83.6% of Company-owned restaurant net revenues in the first quarter of 2023 compared to 81.5% of Company-owned restaurant net revenues in the first quarter of 2022. The increase was primarily due to consolidated higher average wage and operating cost inflation. Total owned operating costs are typically higher in the first quarter due to seasonality in sales levels, and we anticipate total owned operating costs for the full year of between 82.5% and 82.0%.

General and administrative costs increased $0.6 million, or 8.8%, to $7.5 million for the three months ended March 31, 2023 from $6.9 million for the three months ended March 31, 2022. The increase was attributable to increased stock-based compensation expense and additional investments required ahead of growth. As a percentage of revenues, general and administrative costs were 9.1% for the three months ended March 31, 2023 compared to 9.3% for the three months ended March 31, 2022.

Pre-opening expenses were $1.3 million for the three months ended March 31, 2023 compared to $0.3 million for the three months ended March 31, 2022. The increase was related to payroll, training, and non-cash pre-open rent for Kona Grill Columbus which opened in January 2023 and STK and Kona Grill restaurants currently under construction.

GAAP net income attributable to The ONE Group Hospitality, Inc. in the first quarter of 2023 was $2.6 million, or $0.08 per share, compared to $3.7 million, or $0.11 per share, in the first quarter of 2022.

Adjusted Net Income**** attributable to The ONE Group Hospitality, Inc. in the first quarter of 2023 was $3.2 million, or $0.10 per share, compared to $5.0 million, or $0.15 per share, in the first quarter of 2022.

Adjusted EBITDA** increased $0.1 million, or 1.0%, to $10.9 million in the first quarter of 2023 from $10.8 million in the first quarter of 2022.

Restaurant Development

The Company intends to open eight to twelve new venues in 2023.

There are currently three Company-owned STK restaurants (Charlotte, NC, Boston, MA and Washington, D.C.) and two Company-owned Kona Grill restaurants (Riverton, UT and Desert Ridge, AZ) under construction.

During the first quarter of 2023, the Company opened a redesigned Kona Grill in Columbus, OH and a rooftop at an STK in Scottsdale, AZ.

Share Repurchase

On September 7, 2022, the Company announced the commencement of a share repurchase program for up to $10 million of its outstanding common stock. The Company’s board has authorized an additional $5 million to this program. In the quarter ended March 31, 2023, the Company purchased 0.1 million shares for aggregate consideration of $0.7 million. As of March 31, 2023, the Company had purchased 1.2 million shares for $7.9 million under this program.

2023 Targets

The Company is reiterating the following targets for 2023:

Financial Results and Other Select Data	2023 Guidance
Total GAAP revenues	$360M to $380M
Managed, license and incentive fee revenues	$17.0M to $17.5M
Total owned operating expenses as a percentage of owned restaurant net revenue	82.5% to 82.0%
Total G&A excluding stock-based compensation	$27M to $29M
Consolidated Adjusted EBITDA	$50M to $54M
Restaurant pre-opening expenses	$5.5M to $6.5M
Operating income	$25.5M to $28.5M
Effective income tax rate	5% to 10%
Total capital expenditures, net of allowances received by landlords	2% of Company-owned revenue and $3.0M to $3.5M per new Company-owned venue
Number of new system-wide venues	Eight to Twelve

Conference Call and Webcast

Emanuel “Manny” Hilario, President and Chief Executive Officer, and Tyler Loy, Chief Financial Officer, will host a conference call and webcast today at 4:30 PM Eastern Time.

The conference call can be accessed live over the phone by dialing 1-412-542-4186. A replay will be available after the call and can be accessed by dialing 1-412-317-6671; the passcode is 10177204. The replay will be available until May 18, 2023.

The webcast can be accessed from the Investor Relations tab of The ONE Group’s website at www.togrp.com under “News / Events”.

About The ONE Group

The ONE Group Hospitality, Inc. (Nasdaq: STKS) is an international hospitality company that develops and operates upscale and polished casual, high-energy restaurants and lounges and provides hospitality management services for hotels, casinos and other high-end venues both in the U.S. and internationally. The ONE Group’s focus is to be the global leader in Vibe Dining, and its primary restaurant brands and operations are:

●	STK, a modern twist on the American steakhouse concept with 25 restaurants in major metropolitan cities in the U.S., Europe and the Middle East, featuring premium steaks, seafood and specialty cocktails in an energetic upscale atmosphere.
●	Kona Grill, a polished casual, bar-centric grill concept with 25 restaurants in the U.S., featuring American favorites, award-winning sushi, and specialty cocktails in an upscale casual atmosphere.
●	ONE Hospitality, The ONE Group’s food and beverage hospitality services business, develops, manages and operates premier restaurants and turnkey food and beverage services within high-end hotels and casinos currently operating 13 venues in the U.S. and Europe.

Additional information about The ONE Group can be found at www.togrp.com.

Cautionary Statement on Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “target,” “intend,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements, including but not limited to: (1) the effects of the COVID-19 pandemic on our business, including government restrictions on our ability to operate our restaurants and changes in customer behavior, and our ability to hire employees; (2) our ability to open new restaurants and food and beverage locations in current and additional markets, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain employees; (3) factors beyond our control that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (4) our ability to successfully improve performance and cost, realize the benefits of our marketing efforts and achieve improved results as we focus on developing new management and license deals; (5) changes in applicable laws or regulations; (6) the possibility that The ONE Group may be adversely affected by other economic, business, and/or competitive factors; and (7) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed for the year ended December 31, 2022 and Quarterly Reports on Form 10-Q.

Investors are referred to the most recent reports filed with the Securities and Exchange Commission by The ONE Group Hospitality, Inc. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Investors:

ICR

Michelle Michalski or Raphael Gross

(646) 277-1224

Michelle.Michalski@icrinc.com

Media:

ICR

Seth Grugle

(646) 277-1272

seth.grugle@icrinc.com

THE ONE GROUP HOSPITALITY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Unaudited, in thousands, except income per share and related share information)

	For the three months ended March 31,
	2023	2022
Revenues:
Owned restaurant net revenue	$78,579	$70,516
Management, license and incentive fee revenue	3,977	3,665
Total revenues	82,556	74,181
Cost and expenses:
Owned operating expenses:
Owned restaurant cost of sales	18,855	18,099
Owned restaurant operating expenses	46,827	39,373
Total owned operating expenses	65,682	57,472
General and administrative (including stock-based compensation of $1,320 and $879 for the three months ended March 31, 2023 and 2022, respectively)	7,484	6,879
Depreciation and amortization	3,656	2,715
Pre-opening expenses	1,299	345
COVID-19 related expenses	—	2,313
Lease termination expenses	—	255
Other expenses	157	—
Total costs and expenses	78,278	69,979
Operating income	4,278	4,202
Other expenses, net:
Interest expense, net of interest income	1,787	508
Total other expenses, net	1,787	508
Income before provision for income taxes	2,491	3,694
Provision for income taxes	161	173
Net income	2,330	3,521
Less: net loss attributable to noncontrolling interest	(276)	(149)
Net income attributable to The ONE Group Hospitality, Inc.	$2,606	$3,670
Currency translation loss	(70)	(92)
Comprehensive income attributable to The ONE Group Hospitality, Inc.	$2,536	$3,578

Net income attributable to The ONE Group Hospitality, Inc. per share:
Basic net income per share	$0.08	$0.11
Diluted net income per share	$0.08	$0.11

Shares used in computing basic income per share	31,677,232	32,231,210
Shares used in computing diluted income per share	32,997,751	34,245,445

The following table sets forth certain statements of operations data as a percentage of total revenues for the periods indicated. Certain percentage amounts may not sum to total due to rounding.

	For the three months ended March 31,
	2023	2022
Revenues:
Owned restaurant net revenue	95.2%	95.1%
Management, license and incentive fee revenue	4.8%	4.9%
Total revenues	100.0%	100.0%
Cost and expenses:
Owned operating expenses:
Owned restaurant cost of sales (1)	24.0%	25.7%
Owned restaurant operating expenses (1)	59.6%	55.8%
Total owned operating expenses (1)	83.6%	81.5%
General and administrative (including stock-based compensation of 1.6% and 1.2% for the three months ended March 31, 2023 and 2022, respectively)	9.1%	9.3%
Depreciation and amortization	4.4%	3.7%
Pre-opening expenses	1.6%	0.5%
COVID-19 related expenses	—%	3.1%
Lease termination expenses	—%	0.3%
Other expenses	0.2%	—%
Total costs and expenses	94.8%	94.3%
Operating income	5.2%	5.7%
Other expenses, net:
Interest expense, net of interest income	2.2%	0.7%
Total other expenses, net	2.2%	0.7%
Income before provision for income taxes	3.0%	5.0%
Provision for income taxes	0.2%	0.2%
Net income	2.8%	4.7%
Less: net loss attributable to noncontrolling interest	(0.3)%	(0.2)%
Net income attributable to The ONE Group Hospitality, Inc.	3.2%	4.9%

(1)	These expenses are being shown as a percentage of owned restaurant net revenue.

THE ONE GROUP HOSPITALITY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share information)

	March 31,	December 31,
	2023	2022
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$48,699	$55,121
Accounts receivable	10,570	15,220
Inventory	4,997	5,728
Other current assets	2,353	2,091
Due from related parties	376	376
Total current assets	66,995	78,536

Property and equipment, net	101,464	94,087
Operating lease right-of-use assets	86,807	85,161
Deferred tax assets, net	12,326	12,323
Intangibles, net	15,314	15,290
Other assets	4,898	4,774
Security deposits	855	853
Total assets	$288,659	$291,024

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,430	$13,055
Accrued expenses	18,562	22,409
Deferred gift card revenue and other	1,542	2,115
Current portion of operating lease liabilities	6,385	6,336
Current portion of long-term debt	750	1,500
Other current liabilities	260	256
Total current liabilities	38,929	45,671

Operating lease liabilities, net of current portion	107,455	105,247
Long-term debt, net of current portion	71,323	70,544
Other long-term liabilities	949	972
Total liabilities	218,656	222,434

Commitments and contingencies (Note 15)

Stockholders’ equity:
Common stock, $0.0001 par value, 75,000,000 shares authorized; 33,093,736 issued and 31,881,079 outstanding at March 31, 2023 and 32,829,995 issued and 31,735,423 outstanding at December 31, 2022	3	3
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; no shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	—	—
Treasury stock, 1,212,657 and 1,094,572 shares at cost at March 31, 2023 and December 31, 2022, respectively	(7,904)	(7,169)
Additional paid-in capital	55,471	55,583
Retained earnings	26,772	24,166
Accumulated other comprehensive loss	(2,939)	(2,869)
Total stockholders’ equity	71,403	69,714
Noncontrolling interests	(1,400)	(1,124)
Total equity	70,003	68,590
Total liabilities and equity	$288,659	$291,024

Reconciliation of Non-GAAP Measures

We prepare our financial statements in accordance with generally accepted accounting principles (GAAP). In this press release, we also make references to the following non-GAAP financial measures: total food and beverage sales at owned and managed units, Adjusted EBITDA, Restaurant Operating Profit and Adjusted Net Income.

Total food and beverage sales at owned and managed units. Total food and beverage sales at owned and managed units represents our total revenue from our owned operations as well as the revenue reported to us with respect to sales at our managed locations, where we earn management and incentive fees at these locations. We believe that this measure represents a useful internal measure of performance as it identifies total sales associated with our brands and hospitality services that we provide. Accordingly, we include this non-GAAP measure so that investors can review financial data that management uses in evaluating performance, and we believe that it will assist the investment community in assessing performance of restaurants and other services we operate, whether or not the operation is owned by us. However, because this measure is not determined in accordance with GAAP, it is susceptible to varying calculations and not all companies calculate these measures in the same manner. As a result, this measure as presented may not be directly comparable to a similarly titled measure presented by other companies. This non-GAAP measure is presented as supplemental information and not as an alternative to any GAAP measurements. The following table includes a reconciliation of our GAAP revenue to total food and beverage sales at our owned and managed units (in thousands):

	For the three months ended March 31,
	2023	2022
	(unaudited)	(unaudited)
Owned restaurant net revenue (1)	$78,579	$70,516
Management, license and incentive fee revenue	3,977	3,665
GAAP revenues	$82,556	$74,181

Food and beverage sales from managed units (1)	30,702	28,272

Total food and beverage sales at owned and managed units	$109,281	$98,788

(1)	Components of total food and beverage sales at owned and managed units.

The following table presents the elements of the quarterly Comparable Sales measure for 2022 and 2023:

	2022 vs. 2021					2023 vs. 2022
	Q1	Q2	Q3	Q4	FY	Q1
US STK Owned Restaurants	57.1%	17.8%	4.0%	0.2%	15.7%	1.0%
US STK Managed Restaurants	103.6%	26.6%	2.1%	(0.8%)	21.9%	15.4%
US STK Total Restaurants	66.7%	19.8%	3.5%	0.0%	17.1%	5.3%
Kona Grill Total Restaurants	21.9%	3.7%	(3.6%)	(7.6%)	2.5%	(4.3%)
Combined Comparable Sales	45.1%	12.8%	0.5%	(3.1%)	10.8%	1.6%

Adjusted EBITDA. We define Adjusted EBITDA as net income before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, non-cash rent expense, pre-opening expenses, non-recurring gains and losses, stock-based compensation, COVID-19 related expense and certain transactional costs. Not all the aforementioned items defining Adjusted EBITDA occur in each reporting period but have been included in our definitions of terms based on our historical activity. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP.

The following table presents a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods indicated (in thousands):

	For the three months ended March 31,
	2023	2022
Net income attributable to The ONE Group Hospitality, Inc.	$2,606	$3,670
Net loss attributable to noncontrolling interest	(276)	(149)
Net income	2,330	3,521
Interest expense, net	1,787	508
Provision for income taxes	161	173
Depreciation and amortization	3,656	2,715
EBITDA	7,934	6,917
Pre-opening expenses	1,299	345
Stock-based compensation	1,320	879
COVID-19 related expenses	—	2,313
Lease termination expense (1)	—	255
Non-cash rent expense (2)	(31)	(31)
Other expenses	157	—
Adjusted EBITDA	10,679	10,678
Adjusted EBITDA attributable to noncontrolling interest	(189)	(78)
Adjusted EBITDA attributable to The ONE Group Hospitality, Inc.	$10,868	$10,756

(1)	Lease termination expense are costs associated with closed, abandoned and disputed locations or leases.
(2)	Non-cash rent expense is included in owned restaurant operating expenses and general and administrative expense on the consolidated statements of operations and comprehensive income.

Restaurant Operating Profit. We define Restaurant Operating Profit as owned restaurant net revenue minus owned restaurant cost of sales and owned restaurant operating expenses.

We believe Restaurant Operating Profit is an important component of financial results because: (i) it is a widely used metric within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance, and (ii) we use Restaurant Operating Profit as a key metric to evaluate our restaurant financial performance compared to our competitors. We use these metrics to facilitate a comparison of our operating performance on a consistent basis from period to period, to analyze the factors and trends affecting our business and to evaluate the performance of our restaurants.

The following table presents a reconciliation of Operating income to Restaurant Operating Profit for the period indicated (in thousands):

	For the three months ended March 31,
	2023	2022
Operating income as reported	$4,278	$4,202
Management, license and incentive fee revenue	(3,977)	(3,665)
General and administrative	7,484	6,879
Depreciation and amortization	3,656	2,715
Pre-opening expenses	1,299	345
COVID-19 related expenses	—	2,313
Lease termination expense	—	255
Other expenses	157	—
Restaurant Operating Profit	$12,897	$13,044
Restaurant Operating Profit as a percentage of owned restaurant net revenue	16.4%	18.5%

Restaurant Operating Profit by brand is as follows (in thousands):

	For the three months ended March 31,
	2023	2022
STK restaurant operating profit (Company owned)	$10,462	$8,813
STK restaurant operating profit (Company owned) as a percentage of STK revenue (Company owned)	22.1%	22.6%
Kona Grill restaurant operating profit	$2,501	$4,276
Kona Grill restaurant operating profit as a percentage of Kona Grill revenue	8.1%	13.7%

Adjusted Net Income. We define Adjusted Net Income as net income before COVID-19 costs, lease termination expenses, one-time stock-based compensation, non-recurring costs, non-cash rent during the pre-opening period and the income tax effect of any adjustments.

We believe that Adjusted Net Income is an appropriate measure of operating performance, as it provides a clear picture of our operating results by eliminating certain one-time expenses that are not reflective of the underlying business performance. Adjusted Net Income is included in this press release because it is a key metric used by management, and we believe that it provides useful information facilitating performance comparisons from period to period. Adjusted Net Income has limitations as an analytical tool and our calculation thereof may not be comparable to that reported by other companies; accordingly, you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

	For the three months ended March 31,
	2023	2022
Net income attributable to The One Group Hospitality, Inc. as reported	$2,606	$3,670
Adjustments:

COVID-19 related expenses	-	2,313
Non-cash and other pre-opening expenses(1)	426	-
Other expenses	157	-
Adjusted net income before income taxes	3,189	5,983
Income tax effect on adjustments(2)	(38)	(990)
Adjusted net income attributable to The One Group Hospitality, Inc.	$3,151	$4,993

Adjusted net income per share: Basic	$0.10	$0.15
Adjusted net income per share: Diluted	$0.10	$0.15

Shares used in computing basic income per share	31,677,232	32,231,210
Shares used in computing diluted income per share	32,997,751	34,245,445

(1)	Non-cash and other pre-opening expenses relate to non-cash rent expense and costs for our new store training teams unrelated to new restaurant openings.
(2)	Reflects the tax expense associated with the adjustments for the three months ended March 31, 2023, and March 31, 2022. The Company uses its estimated effective tax rate for the current year and for the previous year.